                                                                   EXHIBITS 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement on Form S-4 of our report dated January 27, 1998, on our audits of the financial statements and the financial statement schedule of Quaker State Corporation and subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which is included in the Annual Report on Form 10-K. We also consent to the references to our firm under the captions "Experts."

/s/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Dallas, Texas
August 11, 1998